                                                                                                                                                                   EXHIBIT 17(d)

EATON VANCE Managed Investments

PROXY

EATON VANCE FLORIDA PLUS MUNICIPALS FUND

SPECIAL MEETING OF SHAREHOLDERS To be held on October 31, 2008

PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned holder of shares of beneficial interest of the above-referenced Fund (the “Fund”), hereby appoints CYNTHIA J. CLEMSON, ROBERT B. MACINTOSH, BARBARA E. CAMPBELL, MAUREEN A. GEMMA and KRISTIN S. ANAGNOST, and each of them, with full power of substitution and revocation, as proxies to represent the undersigned at the Special Meeting of Shareholders of the Fund to be held at the principal office of the Fund, The Eaton Vance Building, 255 State Street, Boston, Massachusetts 02109, on Friday, October 31, 2008 at 2:30 P.M., Eastern Standard Time, and at any and all adjournments thereof, and to vote all shares of beneficial interest of the Fund which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, in accordance with the instructions on this proxy.

PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN IN THE
ACCOMPANYING ENVELOPE. NO POSTAGE REQUIRED IF MAILED IN
THE U.S.

Dated:	, 2008

Signature(s)

Note: Please sign this proxy as your name appears on the books of the Fund. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

 FOLD HERE

EVERY VOTE IS IMPORTANT Three easy ways to vote your shares:

Internet:	Log on to www.proxyonline.com. Make sure to have this proxy card available when you plan to vote your shares. You will need the control number found in
	the box at the right at the time you execute your vote.	CONTROL
NUMBER:

Touchtone	Simply dial toll-free 1-866-458-9850 and follow the automated instructions.
Phone	Please have this proxy card available at the time of the call. You will need the control number found in the box at the right at the time you execute your vote.

Mail:	Simply sign, date, and complete the reverse side of this proxy card and return it in the postage paid envelope provided.

TAGID:	CUSIP: 27826L348, 27826L207, 27826Y852

PROXY

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL SET FORTH BELOW AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENTS THEREOF. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF SPECIAL MEETING AND PROXY STATEMENT.

Please fill in box(es) as shown using black or blue ink or number 2 pencil. PLEASE DO NOT USE FINE POINT PENS. [ X ]

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING:

	FOR	AGAINST	ABSTAIN

1. To approve the Agreement and Plan of Reorganization to convert
shares of the Fund into corresponding shares of Eaton Vance National	[ ]	[ ]	[ ]
Municipals Fund, as described in the accompanying proxy
statement/prospectus.

NOTE ADDRESS CHANGE: ___________________________________

____________________________________

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Your Vote Is Important! Please Vote Your Card Today! PLEASE SIGN ON THE REVERSE SIDE

IF YOU HAVE ANY QUESTIONS REGARDING THE PROPOSAL, PLEASE CALL (866) 864-7961.

TAG ID: 12345678	SCANNER BAR CODE	CUSIP: 27826L348, 27826L207, 27826Y852